N.E.T. STOCK OPTION PROGRAM

                                TABLE OF CONTENTS

ARTICLE ONE....................................................................2

GENERAL PROVISIONS.............................................................2
I.         PURPOSES OF PROGRAM.................................................2
II.        ADMINISTRATION OF PROGRAM...........................................2
III.       STOCK SUBJECT TO PROGRAM............................................3

ARTICLE TWO....................................................................4

DISCRETIONARY OPTION GRANTS....................................................4
I.         ELIGIBILITY FOR OPTION GRANTS.......................................4
II.        TERMS AND CONDITIONS OF OPTIONS.....................................4
III.       CORPORATE TRANSACTION...............................................7
IV.        CANCELLATION AND REGRANT OF OPTIONS.................................9
V.         STOCK APPRECIATION RIGHTS; HOSTILE TAKE-OVER;
           CHANGE IN CONTROL...................................................9

ARTICLE THREE.................................................................12

MISCELLANEOUS.................................................................12
I.         AMENDMENT OF PROGRAM...............................................12
II.        TAX WITHHOLDING....................................................12
III.       TERM OF PROGRAM....................................................12
IV.        USE OF PROCEEDS....................................................13
V.         REGULATORY APPROVALS...............................................13
VI.        NO EMPLOYMENT/SERVICE RIGHTS.......................................13
VII.       MISCELLANEOUS PROVISIONS...........................................13

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                           N.E.T. STOCK OPTION PROGRAM

                                   ARTICLE ONE

                               GENERAL PROVISIONS

     I.   PURPOSES OF PROGRAM

     A. This N.E.T. Stock Option Program (the "Program") is adopted by the Board of Directors ("Board") of Network Equipment Technologies, Inc. ("N.E.T." or the "Corporation") as of April 1, 1997 (the "Effective Date") to promote the interests of Network Equipment Technologies, Inc., a Delaware corporation (the "Corporation"), by allowing eligible individuals to acquire or increase proprietary interests in the Corporation as an incentive to remain in the service of the Corporation (or its "parent" or "subsidiary" corporations, as defined in Section 424 of the Internal Revenue Code).

     B. This Program is intended to provide for the granting of options to employees and consultants who are not Officers or Directors of the Corporation on substantively the same terms and conditions as the Network Equipment Technologies, Inc. 1993 Stock Option Plan.

     II.  ADMINISTRATION OF PROGRAM

     A. This Program shall be administered by a committee (the "Program Administrator" or "Committee") of two (2) or more non-employee Directors appointed by the Corporation's Board. Committee members shall serve for such periods as the Board may determine and may be removed by the Board at any time. As of the Effective Date, the Compensation Committee of the Board is the Program Administrator.

     B. The Program Administrator shall have full authority (subject to the provisions of this Program) to establish such rules and regulations as it deems appropriate for the proper administration of this Program and to make such determinations and interpretations concerning this Program and options granted under this Program as it deems necessary or advisable. Decisions of the Program Administrator shall be final and binding upon all parties.

     C. The Program Administrator shall have full authority to grant options pursuant to this Program and to determine in its sole discretion which eligible individuals are to receive such options, the number of shares to be covered by each such option, the time(s) at which each option is to become exercisable, and the maximum term for which each option is to be outstanding. Only

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non-statutory options ("Non-qualified Options") will be issuable under this
Program.

     III. STOCK SUBJECT TO PROGRAM

     A. An aggregate of 1,000,000 shares of the Corporation's common stock, par value $0.01 per share ("Common Stock") is available for issuance under this Program. These shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The Program Administrator shall periodically recommend to the Board the shares to be issued pursuant to this Program and the Board shall authorize such issuance as it deems to be in the best interests of the Corporation.

     B. To the extent that an option granted under this Program expires or terminates for any reason before exercise in full (including any option canceled in accordance with the cancellation-regrant provisions of this Program), the shares then subject to the option shall again be available for option grants under this Program. Shares repurchased by the Corporation pursuant to any repurchase rights available under this Program, shall not again become available for option grants under this Program. If the exercise price of an option granted under this Program is paid with shares of Common Stock, or if shares of Common Stock otherwise issuable under this Program are withheld by the Corporation in satisfaction of withholding taxes incurred upon the exercise of an option, then the number of shares available for issuance under this Program shall be reduced by the gross number of shares for which the option is exercised and not by the net number of shares issued to the option holder.

     C. If a change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, or other similar change, then appropriate adjustments shall be made to [(i) the number and/or class of shares issuable under this Program, and (ii)] the number and/or class of shares and price per share in effect under each then-outstanding option granted under this Program. The purpose of adjustments to outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Program Administrator shall be final, binding, and conclusive.

     D. The Corporation may not issue stock options covering in the aggregate more than 100,000 shares of Common Stock (subject to adjustments as required above) to any one participant in any one-year period.

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                                   ARTICLE TWO

                           DISCRETIONARY OPTION GRANTS

     I.   ELIGIBILITY FOR OPTION GRANTS

     The following persons are eligible to participate in this Program:

     A. Key employees of the Corporation (or its parent or subsidiary corporations) whose services contribute to the management, growth, and financial success of the Corporation (or its parent or subsidiary corporations), and

     B. Those consultants and independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

     C. Notwithstanding the foregoing, members of the Board of Directors and Officers of the Corporation shall not be eligible to participate in this Program.

     II.  TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to this Program may only be Non-qualified Options. Each option shall be evidenced by one or more written instruments in a form approved by the Program Administrator. Each such instrument shall comply with the terms and conditions specified below. Failure to issue, or (if agreement is required) to agree to, an instrument evidencing an option shall not invalidate the option grant; however, the option shall not be exercisable until a written instrument has been issued and (if required) agreed to.

     A. Option Price.

     1. The option price per share shall be fixed by the Program Administrator, but shall not be less than the "fair market value" (defined below) per share of Common Stock on the date of the option grant.

     2. The option price shall, subject to Section III below, be immediately due upon exercise of the option and shall be payable in one or a combination of the following forms:

          (a) cash or check payable to the Corporation;

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          (b) shares of Common Stock held by the optionee for the period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at "fair market value" on the exercise date; or

          (c) a broker-dealer sale-and-remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (i) to a designated brokerage firm to effect the immediate sale of the option shares and remit to the Corporation, from the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price plus all income and employment taxes required to be withheld by the Corporation in connection with the exercise, and (ii) to the Corporation to deliver the certificates for the purchased shares directly to the brokerage firm to complete the transaction.

     3. The Program Administrator may assist any optionee in the exercise of any option granted under this Program and the satisfaction of any federal and state income and employment tax obligations arising therefrom by (a) authorizing a loan to the optionee by the Corporation, or (b) permitting the optionee to pay the option price in installments over a period of months or years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Program Administrator in its sole discretion. Loans and installment payments may be allowed with or without security or collateral (other than to optionees who are consultants or independent contractors, who must adequately secure any loan by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares, plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

     4. The "fair market value" per share of Common Stock on any relevant date shall be determined as follows:

          (a) If the Common Stock is listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Program Administrator to be the primary market for the Common Stock, as officially quoted on the composite tape of transactions on that exchange. If there is no reported sale of Common Stock on that exchange on the date in question, the fair market value shall be the closing selling price on the exchange on the next preceding date for which a closing selling price is quoted.

          (b) If the Common Stock is not listed or admitted to trading on any national stock exchange, but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of Common Stock on the date

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in question as reported on that system. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price for the next preceding date for which a closing selling price is quoted.

     B. Term and Exercise of Options.

     1. Each option granted under this Program shall be exercisable at such time(s), during such period, and for such number of shares as shall be determined by the Program Administrator and set forth in the written instrument evidencing the option. No option granted under this Program shall have a term in excess of ten (10) years after the grant date.

     2. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than by will or by the laws of descent and distribution following the optionee's death.

     3. Exercise of an option shall be effected by delivery to the Corporation of a written notice in a form approved by the Program Administrator specifying the number of shares as to which the option is being exercised, accompanied by payment of the exercise price (or provision for payment acceptable to the Program Administrator), and containing such other provisions as the Program Administrator approves from time to time.

     C. Termination of Service.

     1. Except as otherwise approved by the Program Administrator, if the optionee's service to the Corporation is terminated:

          (a) for cause, each then-outstanding option held by the optionee shall terminate immediately;

          (b) for any reason other than cause, death, or permanent disability, each then-outstanding option held by the optionee shall expire no later than three (3) months after the termination date;

          (c) by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), each then-outstanding option held by the optionee shall expire no later than twelve (12) months after the termination date; or

          (d) by reason of the optionee's death, or if the optionee dies during the three (3) months following termination of his or her employment other than for cause or by reason of permanent disability, each then-outstanding option held by the optionee shall expire no later than twelve (12) months following the termination date. Following the optionee's death,

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     the option may be exercised by the personal representative of the optionee's estate or by the person(s) to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

     2. Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

     3. Following termination of the optionee's service, an option shall not be exercisable to any greater extent than on the termination date; provided, however, that the Program Administrator shall have complete discretion, at any time while the option remains outstanding, to permit the option to be exercised, not only with respect to the number of shares for which the option is exercisable at the time of the termination, but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had termination not occurred.

     4. For purposes of this Program:

          (a) An optionee shall be deemed to remain in service to the Corporation for so long as he or she renders (or in the case of consultants or advisors, has agreed to render) services on a periodic basis to the Corporation (or any parent or subsidiary) as an employee or an independent consultant or advisor.

          (b) An optionee shall be considered to be an employee for so long as he or she remains in the employ of the Corporation (or any parent or subsidiary), subject to the control and direction of the employer entity as to the work to be performed and the manner and method of performance.

     D. Stockholder Rights.

     An optionee shall have no stockholder rights with respect to any option shares until he or she has exercised the option and paid (or made arrangements satisfactory to the Program Administrator to pay) the option price for the purchased shares.

     III. CORPORATE TRANSACTION

     A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

          1. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction whose principal purpose is to change the state of the Corporation's incorporation,

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     2. the sale, transfer, or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution, or

     3. any "reverse" merger in which the Corporation is the surviving entity, but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to holders other than those who owned such voting power immediately before the merger, then immediately before the Effective Date of the Corporate Transaction, each option granted under this Program shall become fully exercisable ("accelerate") with respect to the total number of shares of Common Stock then subject to the option. However, an option shall not accelerate if and to the extent: (i) the option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced by an equivalent option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) acceleration of the option is subject to other limitations imposed by the Program Administrator at the time of grant. The determination of equivalence under clause (i) above shall be made by the Program Administrator and shall be final, binding, and conclusive.

     B. Upon the consummation of the Corporate Transaction, all options granted under this Program shall terminate and cease to be outstanding, except to the extent assumed by the successor (or surviving) corporation or its parent company.

     C. Each option granted under this Program that is replaced by an equivalent option in a Corporate Transaction, or that otherwise continues in effect, shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities that would have been issued in the Corporate Transaction to an actual holder of the number of shares of Common Stock that were subject to the option immediately before the Corporate Transaction. Appropriate adjustment shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Program following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The grant of options under this Program shall not affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

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     IV.  CANCELLATION AND REGRANT OF OPTIONS

     The Program Administrator may, at any time and from time to time, with the consent of the affected optionees, cancel any or all outstanding options granted under this Program and grant in substitution new options covering the same or different numbers of shares of Common Stock but having an option price per share not less than the fair market value of the Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS; HOSTILE TAKE-OVER; CHANGE IN CONTROL

     A. As determined by the Program Administrator in its sole discretion, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Program Administrator may establish, to surrender all or part of an unexercised option granted under this Program in exchange for a payment by the Corporation of an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or part thereof), over (ii) the aggregate option price payable for those shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Program Administrator. If the surrender is approved, then the payment to the optionee under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Program Administrator determines in its sole discretion.

     C. If the surrender of an option is rejected by the Program Administrator, then the optionee shall retain whatever rights he or she had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time before the later of (i) five (5) business days after receipt of the rejection notice, or (ii) the last day on which the option is otherwise exercisable in accordance with its terms, but in no event more than ten (10) years after the date of the option grant.

     D. In the event that an individual optionee under this Program thereafter becomes a member of the Board of Directors or a Corporate Officer of the Corporation and is subject to the short-swing profit restrictions of the federal securities laws, then that individual shall have the following limited stock appreciation rights in tandem with each option received under this Program. Upon the occurrence of a Hostile Take-Over (defined below), each option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled and the optionee shall be entitled to a cash payment by

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the Corporation in the amount of the excess of (i) the Take-Over Price (defined below) of the shares of Common Stock subject to the canceled option (whether or not the option is otherwise exercisable for such shares), over (ii) the aggregate exercise price payable for such shares. The payment shall be made within five (5) days after consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash payment.

     E. A "Hostile Take-Over" shall be deemed to occur if (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer that the Board does not recommend that the Corporation's stockholders accept, and (ii) more than 50% of the securities so acquired are accepted from holders other than Officers and Directors of the Corporation subject to Section 16 of the Exchange Act. The "Take-Over Price" per share shall be the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section II.A.4 of this Program, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

     F. The Program Administrator shall have full discretionary authority, exercisable either in advance of, or at the time of, a Change in Control (defined below), to provide for the automatic acceleration of options granted under this Program upon the occurrence of the Change in Control. The Program Administrator shall also have full discretionary authority to condition any such acceleration upon the subsequent termination of the optionee's service to the Corporation (or a parent or subsidiary) within a specified period after the Change in Control. The Program Administrator hereby exercises such discretion to accelerate vesting of all outstanding options held by Officers of the Corporation whose employment is terminated in conjunction with, or within a year of, a Change in Control or Corporate Transaction. Any option accelerated in connection with the Change in Control shall remain fully exercisable until the expiration of the option term. For all purposes of this Program, a "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement, other than a Corporate Transaction; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

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          1. any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a "person" under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then-outstanding securities entitled to vote in the election of Directors of the Corporation, pursuant to a tender or exchange offer that the Board does not recommend that the Corporation's stockholders accept; or

          2. during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board and any new members of the Board, whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters (3/4) of the Directors then in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     G. The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grant under this Program.






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                                  ARTICLE THREE

                                  MISCELLANEOUS

     I.   AMENDMENT OF PROGRAM

     The Board shall have complete and exclusive authority to amend or modify this Program in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the optionees, adversely affect rights and obligations with respect to options at the time outstanding under this Program.

     II.  TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares or cash upon exercise of options or stock appreciation rights granted under this Program shall be subject to the satisfaction of all federal, state, and local income and employment tax withholding requirements.

     B. The Program Administrator may, in its discretion and upon such terms and conditions as it deems appropriate, provide any or all optionees under this Program with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options, one or more share(s) with an aggregate fair market value equal to a designated percentage (any whole multiple of 5% specified by the optionee) of the federal and state income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of direct withholding, optionees may be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the fair market value on the applicable determination date for such Taxes.

     III. TERM OF PROGRAM

     A. This Program shall terminate on (i) August 10, 2003, or (ii) the date on which all shares available for issuance under this Program have been issued pursuant to the exercise of options granted under this Program. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of this Program.

     B. Options may be granted under this Program to purchase shares of Common Stock in excess of the number of shares then available for issuance under this Program, provided each

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option granted is not to become exercisable, in whole or in part, at any time before Board approval of issuance of a sufficient increase in the number of shares issuable under this Program.

     IV.  USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under this Program may be used for general corporate purposes.

     V.   REGULATORY APPROVALS

     A. The implementation of this Program, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over this Program, the options granted under it, and the stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under this Program unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under this Program, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

     VI.  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Corporation in establishing this Program, nor any action taken by the Program Administrator hereunder, nor any provision of the Program, shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VII. MISCELLANEOUS PROVISIONS

     A. Except as otherwise provided in this Program, the right to acquire Common Stock or other assets under this Program may not be assigned, encumbered, or otherwise transferred by any optionee.

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     B. The provisions of this Program shall be governed by the laws of the
State of California, as such laws are applied to contracts entered into and performed in that state.

     C. The provisions of this Program shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees, and their permitted assignees.




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